Luxfer Holdings PLC Announces Fourth Quarter and Full Year 2020 Financial Results;
Announces Strategic Decision to Divest Most Aluminum Product Lines, Including Superform
Fourth Quarter 2020 Summary (all comparisons year-over-year unless otherwise noted; results exclude aluminum products discontinued operations)
•Net sales of $82.1 million decreased 0.2%, including a 1.2% benefit from currency
•GAAP net income of $6.6 million, including $1.5 million in restructuring and other expenses, increased from $1.6 million in the prior year; adjusted net income of $7.7 million increased 35%
•GAAP EPS of $0.24 increased from $0.06; adjusted EPS of $0.27 increased 35%
•Adjusted EBITDA of $13.8 million increased 21.1%; adjusted EBITDA margin of 16.8% increased 290 basis points
Full Year 2020 Summary (all comparisons year-over-year unless otherwise noted; results exclude aluminum products discontinued operations)
•Net sales of $324.8 million decreased 13.0%; 2019 sales included a 2.0% contribution from the Czech recycling operation, which was divested in Q2 of that year
•GAAP net income of $20.8 million, which includes $9.3 million in restructuring and other expenses, improved from $8.7 million in the prior year; adjusted net income of $28.9 million decreased 29%
•GAAP EPS of $0.74 improved from $0.31; adjusted EPS of $1.03 decreased 30%
•Adjusted EBITDA of $53.9 million decreased 19.7%; adjusted EBITDA margin of 16.6% decreased 140 basis points
•Free cash flow of $41.3 million increased from an outflow of $8.1 million
Notable Strategic Updates
•Intent to exit non-strategic aluminum product lines, including Superform; moved to discontinued operations as of the end of 2020
•Board authorization of $25M share repurchase program
•Introducing 2021 adjusted EPS guidance range of $1.05 to $1.25
MANCHESTER, UK - (BUSINESS WIRE) - Luxfer Holdings PLC (NYSE: LXFR), a global manufacturer of highly-engineered industrial materials, today announced financial results for the fourth quarter and full year 2020, ending December 31, 2020. The company also announced its intent to divest of non-strategic Aluminum product lines, including Superform, which will be treated as discontinued operations within financial results.
Fourth Quarter 2020 Results (all comparisons year-over-year unless otherwise noted; results exclude discontinued operations)
Consolidated net sales decreased 0.2% to $82.1 million from $82.3 million, including a favorable foreign currency benefit of $1.0 million, or 1.2%. The sales decrease was due to the negative impact of COVID-19 on industrial end markets, partially offset by growth in alternative fuel including CNG and Hydrogen.
GAAP net income increased to $6.6 million, or $0.24 per diluted share, compared to $1.6 million, or $0.06 per diluted share. Results included $1.5 million in restructuring and other charges, compared to restructuring and other charges of $1.4 million in the prior year period.
Adjusted net income increased 35% to $7.7 million from $5.7 million. Adjusted diluted earnings per share increased 35% to $0.27 from $0.20. Adjusted EBITDA of $13.8 million increased 21.1%. Adjusted EBITDA margin of 16.8% expanded 290 basis points
“We are proud of Luxfer’s strong fourth quarter results despite sales being negatively impacted by the ongoing COVID-19 pandemic. I am grateful to all our employees who delivered strong cash and margin performance throughout the year, while continuing to operate safely. During the year, we made significant progress on our transformation plan, including achieving better-than-expected cost savings and the decision to divest non-strategic aluminum product lines. In addition, our Lean working capital initiatives delivered strong annual free cash flow of $41 million. Given the strength of our free cash flow and low debt levels, we will continue to strategically invest in future growth opportunities, while returning cash to shareholders in the form of dividends and share buy backs,” commented Luxfer’s Chief Executive Officer, Alok Maskara.

Full Year 2020 Results (all comparisons year-over-year unless otherwise noted; results exclude aluminum products discontinued operations)
Consolidated net sales decreased 13.0% to $324.8 million, including a 2.0% decrease due to the divestiture of the Czech recycling operation in the second quarter of 2019. The sales decline was broad-based and driven by the impact of the COVID-19 pandemic, which was more pronounced in industrial end markets while transportation and defense end markets saw a relatively smaller decline.
GAAP net income of $20.8 million or $0.74 per diluted share, was up $12.1 million and $0.43 per diluted share, respectively. These results included $9.3 million in restructuring and other charges, compared to restructuring and other charges of $28.4 million in 2019.
Adjusted net income of $28.9 million decreased 29.3%. Adjusted diluted earnings per share of $1.03, decreased 30%. Adjusted EBITDA of $53.9 million decreased 19.7%. Adjusted EBITDA margin of 16.6% decreased 140 basis points.
Segment Results (all comparisons year-over-year unless otherwise noted; results exclude aluminum products discontinued operations)
Elektron Segment
Fourth Quarter 2020
•Net sales of $47.2 million increased 1.3% as foreign currency exchange benefited sales by 1.1%, or $0.5 million
•Adjusted EBITDA increased 24.7% to $9.1 million (19.3% of sales) primarily due to cost actions
Full Year 2020
•Net sales of $182.9 million decreased 16.8%, including a 3.4% decrease due to the divestiture of the Czech recycling operation; the remaining business was primarily affected by the COVID-19 pandemic impact, specifically in industrial and transportation end markets
•Adjusted EBITDA of $32.6 million decreased 27.2% as cost actions partially offset the impact of volume declines
Gas Cylinders Segment
Fourth Quarter 2020
•Net sales of $34.9 million decreased 2.2%; foreign currency exchange benefited sales by $0.5 million, or 1.4%
•Adjusted EBITDA of $4.7 million increased 14.6% as cost savings more than offset the impact of volume declines
Full Year 2020
•Net sales of $141.9 million decreased 7.6%, primarily due to a decline in industrial and transportation end markets
•Adjusted EBITDA of $21.3 million decreased 4.5%, as cost actions partially offset the impact of volume declines
Intent to Divest Certain Aluminum Products, Including Superform
During 2020, the Company made the decision to divest most aluminum product lines, including Superform, which totaled $53 million in revenue for the year. Based on the approval of Luxfer’s Board of Directors to divest these assets and the probability that such divestiture will be consummated, the associated financial results will be presented as discontinued operations in our fourth quarter and full year 2020 financial statements and prior periods will be restated for consistency.
Maskara remarked, “After a thoughtful review of our portfolio of businesses and the future trajectory of Luxfer, we conclude that it is in the best interest of our shareholders, employees and customers to divest these assets. This will enable us to focus our strategic efforts and capital deployment as we invest to grow the Company. The remaining portfolio has stronger margins and growth profile with a narrow focus on high performance Magnesium Alloys, Zirconium Catalysts and high-pressure Composite Cylinders.”

Capital Resources and Liquidity
Free cash flow was $41.3 million for the year, compared to an outflow of $8.1 million in the prior year. Full year cash usage included approximately $4 million for restructuring as part of the Company’s transformation plan, compared to approximately $25 million in the prior year. During the quarter, the Company paid $3.4 million in ordinary dividends, or $0.125 per share. Given strong cash flow, the Company restored normal level of funding for growth and productivity although certain projects remain delayed due to COVID-19.
At quarter end, the Company had $1.5 million in cash and approximately $146 million in an undrawn revolving credit facility. Net debt totaled $51.9 million, resulting in a net debt to EBITDA ratio of 1.0x. During the fourth quarter, the Company used cash on the balance sheet to prepay $25 million of private placement debt due in September 2021.
2021 Guidance
“While significant market uncertainty remains, we have gained more visibility into customer demand patterns and are providing broad financial guidance for 2021. We expect Adjusted EPS to be in the range of $1.05 - $1.25. We have a strong balance sheet and undrawn credit facility, which provides financial flexibility for us continue investing for growth and explore portfolio opportunities to build an even stronger company,” added Maskara.
Conference Call Information
Luxfer has scheduled a conference call at 8:30 a.m. U.S. Eastern Daylight Time on Wednesday, February 24, 2021, during which management will provide a review of the Company’s financial results for the fourth quarter and full year of 2020. U.S. participants may access the conference call by telephoning +1-877-341-8545. Participants from other countries may access the conference call by telephoning +1-908-982-4601. The participant conference ID code is 9578286. The following link provides access to a webcast for the conference call:
https://event.on24.com/wcc/r/3009671/B1E4F0D6E1F5AD524F4944AD0BE526C2
A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible until the next quarterly report is released. To hear the recording, please call +1-855-859-2056 in the U.S. and +1-404-537-3406 in other countries. Enter conference ID code 9578286 when prompted. Slides used in the presentation and a recording of the call will also be available in the Investor Relations section of the Luxfer website at www.luxfer.com.
Non-GAAP Financial Measures
Luxfer Holdings PLC prepares its financial statements using U.S. Generally Accepted Accounting Principles (GAAP). When a company discloses material information containing non-GAAP financial measures, SEC regulations require that the disclosure include a presentation of the most directly comparable GAAP measure and a reconciliation of the GAAP and non-GAAP financial measures. Management’s inclusion of non-GAAP financial measures in this release is intended to supplement, not replace, the presentation of the financial results in accordance with GAAP. Luxfer management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company’s business trends and understand the Company’s performance. In addition, management may utilize non-GAAP financial measures as a guide in the Company’s forecasting, budgeting and long-term planning process. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Examples of such forward-looking statements include, but are not limited to: (i) statements regarding the Company’s results of operations and financial condition; (ii) statements of plans, objectives or goals of the Company or its management, including those related to financing, products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “forecasts,” and “plans,” and similar expressions, are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. The Company cautions that several important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include, but are not limited to: (i) lower than expected future sales; (ii) increasing competitive industry pressures; (iii) general economic conditions or conditions affecting demand for the products and services it offers, both domestically and internationally, including as a result of post-Brexit regulation, being less favorable than expected; (iv) worldwide economic and business conditions and conditions in the industries in which it operates; (v) fluctuations in the cost of raw materials, utilities and other inputs; (vi) currency fluctuations and hedging risks; (vii) its ability to protect its intellectual property; (viii) the significant amount of indebtedness it has incurred and may incur and the obligations to service such indebtedness and to comply with the covenants contained therein; and (ix) risks related to the impact of the global COVID-19 pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, supply chain disruptions and other impacts to the business, and the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic. The Company cautions that the foregoing list of important factors is not exhaustive. These factors are more fully discussed in the sections entitled “Forward-Looking Statements” and “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the U.S. Securities and Exchange Commission on March 10, 2020. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and events. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise any of them, whether because of new information, future events or otherwise.
About Luxfer Holdings PLC (“Luxfer”)
Luxfer is a global manufacturer of highly-engineered industrial materials, which focuses on value creation by using its broad array of technical know-how and proprietary technologies. Luxfer’s high-performance materials, components and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation and general industrial applications. For more information, please visit www.luxfer.com.
Luxfer is listed on the New York Stock Exchange and its ordinary shares trade under the symbol LXFR.
Investor Contact:
Heather Harding
Chief Financial Officer
+1-414-269-2419
Investor.Relations@luxfer.com

Luxfer Holdings PLC

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Fourth Quarter		Year-to-date
In millions, except share and per-share data	2020	2019	2020	2019
Net sales	$82.1	$82.3	$324.8	$373.4
Cost sales	(62.2)	(62.6)	(243.9)	(269.7)
Gross profit	19.9	19.7	80.9	103.7
Selling, general and administrative expenses	(9.5)	(11.2)	(39.8)	(49.7)
Research and development	(0.7)	(1.2)	(3.3)	(5.7)
Restructuring charges	(1.1)	(1.6)	(8.9)	(25.9)
Impairment credit	—	—	—	0.2
Acquisition related credit / (costs)	0.2	0.3	—	(1.4)
Other charges	(0.4)	0.2	(0.4)	(2.5)
Operating income	8.4	6.2	28.5	18.7
Interest expense	(1.5)	(1.1)	(5.0)	(4.5)
Interest income	—	0.1	—	0.1
Defined benefit pension credit	1.0	(0.4)	4.3	1.3
Income before income taxes and equity in net (loss) / income of affiliates	7.9	4.8	27.8	15.6
Provision for income taxes	(1.3)	(3.2)	(6.9)	(7.6)
Income before equity in net (loss) / income of affiliates	6.6	1.6	20.9	8.0
Equity in (loss) / income of affiliates (net of tax)	—	—	(0.1)	0.7
Net income from continuing operations	6.6	1.6	20.8	8.7
Net income / (loss) from discontinued operations	0.5	(4.6)	(0.8)	(5.6)
Net income / (loss)	$7.1	$(3.0)	$20.0	$3.1

Earnings / (loss) per share(1)
Basic from continuing operations	0.24	0.06	0.75	0.32
Basic from discontinued operations	0.02	(0.17)	(0.03)	(0.21)
Basic	$0.26	$(0.11)	$0.73	$0.11
Diluted from continuing operations	0.24	0.06	0.74	0.31
Diluted from discontinued operations	0.01	(0.17)	(0.03)	(0.21)
Diluted	$0.25	$(0.11)	$0.72	$0.11

Weighted average ordinary shares outstanding
Basic	27,627,323	27,421,838	27,557,219	27,289,042
Diluted	28,018,944	27,876,992	27,971,382	27,882,864
(1) The calculation of earnings per share is performed separately for continuing and discontinued operations. As a result, the sum of the two in any particular year may not equal the earnings-per-share amount in total.

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
In millions, except share and per-share data	2020	2019
Current assets
Cash and cash equivalents	$1.5	$10.2
Restricted cash	—	0.1
Accounts and other receivables, net of allowances of $0.5 and $1.3 respectively	43.1	52.8
Inventories	68.8	77.6
Current assets held-for-sale	36.0	46.8
Other current assets	1.5	1.1
Total current assets	150.9	188.6
Non-current assets
Property, plant and equipment, net	86.0	90.2
Right-of-use assets from operating leases	9.5	11.0
Goodwill	70.2	68.8
Intangibles, net	12.8	13.6
Deferred tax assets	16.5	15.8
Investments and loans to joint ventures and other affiliates	0.5	2.3
Total assets	$346.4	$390.3
Current liabilities
Accounts payable	$18.6	$30.2
Accrued liabilities	21.5	23.7
Taxes on income	0.4	—
Current liabilities held-for-sale	11.4	12.9
Other current liabilities	13.5	10.7
Total current liabilities	65.4	77.5
Non-current liabilities
Long-term debt	53.4	91.4
Pensions and other retirement benefits	50.8	35.2
Deferred tax liabilities	2.0	1.9
Other non-current liabilities	7.7	9.9
Total liabilities	$179.3	$215.9
Shareholders' equity
Ordinary shares of £0.50 par value; authorized 40,000,000 shares for 2020 and 2019; issued and outstanding 29,000,000 shares for 2020 and 2019	$26.6	$26.6
Deferred shares of £0.0001 par value; authorized, issued and outstanding 761,835,338,444 shares for 2020 and 2019	149.9	149.9
Additional paid-in capital	70.6	68.4
Treasury shares	(4.0)	(4.0)
Own shares held by ESOP	(1.4)	(1.7)
Retained earnings	91.2	84.8
Accumulated other comprehensive loss	(165.8)	(149.6)
Total shareholders' equity	$167.1	$174.4
Total liabilities and shareholders' equity	$346.4	$390.3

LUXFER HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Years Ended December 31,
In millions	2020	2019
Operating activities
Net income	$20.0	$3.1
Net loss from discontinued operations	0.8	5.6
Net income from continuing operations	20.8	8.7
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Equity loss / (income) of unconsolidated affiliates	0.1	(0.7)
Depreciation	12.6	12.0
Amortization of purchased intangible assets	0.7	1.2
Amortization of debt issuance costs	0.4	0.3
Share-based compensation charge	2.8	4.5
Deferred income taxes	4.8	4.0
Loss on disposal of property, plant and equipment	0.1	0.2
Gain on disposal of business	—	(2.9)
Asset impairment charges	—	4.8
Defined benefit pension credit	(3.9)	(2.8)
Defined benefit pension contributions	(5.8)	(7.9)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	10.7	(7.6)
Inventories	9.5	3.5
Other current assets	9.6	(2.3)
Accounts payable	(12.9)	(0.7)
Accrued liabilities	(1.9)	(9.5)
Other current liabilities	2.5	3.1
Other non-current assets and liabilities	(0.8)	(2.9)
Net cash provided by operating activities - continuing	49.3	5.0
Net cash used by operating activities - discontinued	0.3	0.8
Net cash provided by operating activities	$49.6	$5.8
Investing activities
Capital expenditures	$(8.0)	$(13.1)
Proceeds from sale of property, plant and equipment	—	1.2
Proceeds from sale of businesses	1.5	4.4
Net cash used for investing activities - continuing	(6.5)	(7.5)
Net cash used for investing activities - discontinued	(0.3)	(0.8)
Net cash used for investing activities	$(6.8)	$(8.3)
Financing activities
Net repayments of short term borrowings	$—	$(3.5)
Net (repayments) / drawdowns of long-term borrowings	(38.2)	17.5
Deferred consideration paid	(0.4)	(0.5)
Proceeds from sale of shares	1.1	3.5
Dividends paid	(13.6)	(13.6)
Share based compensation cash paid	(1.4)	(4.4)
Net cash used for financing activities	$(52.5)	$(1.0)
Effect of exchange rate changes on cash and cash equivalents	0.9	(0.3)
Net (decrease) / increase	$(8.8)	$(3.8)
Cash, cash equivalents and restricted cash; beginning of year	10.3	14.1
Cash, cash equivalents and restricted cash; end of year	1.5	10.3

Supplemental cash flow information:
Interest payments	$5.1	$4.6
Income tax payments	2.1	6.1

LUXFER HOLDINGS PLC
SUPPLEMENTAL INFORMATION
SEGMENT INFORMATION FROM CONTINUING OPERATIONS
(UNAUDITED)

	Net sales				Adjusted EBITDA
	Fourth Quarter		Year-to-date		Fourth Quarter		Year-to-date
In millions	2020	2019	2020	2019	2020	2019	2020	2019
Gas Cylinders segment	$34.9	$35.7	$141.9	$153.5	$4.7	$4.1	$21.3	$22.3
Elektron segment	47.2	46.6	182.9	219.9	9.1	7.3	32.6	44.8
Consolidated	$82.1	$82.3	$324.8	$373.4	$13.8	$11.4	$53.9	$67.1

	Depreciation and amortization				Restructuring charges
	Fourth Quarter		Year-to-date		Fourth Quarter		Year-to-date
In millions	2020	2019	2020	2019	2020	2019	2020	2019
Gas Cylinders segment	$0.9	$1.0	$3.7	$3.6	$1.2	$1.2	$7.9	$20.7
Elektron segment	2.4	2.4	9.6	9.6	(0.1)	0.4	0.9	5.2
Other	—	—	—	—	—	—	0.1	—
Consolidated	$3.3	$3.4	$13.3	$13.2	$1.1	$1.6	$8.9	$25.9

	Fourth Quarter		Year-to-date
In millions	2020	2019	2020	2019
Adjusted EBITDA	$13.8	$11.4	$53.9	$67.1
Other share based compensation charges	(0.7)	(0.5)	(2.8)	(4.5)
Loss on disposal of property, plant and equipment	(0.1)	(0.2)	(0.1)	(0.2)
Depreciation and amortization	(3.3)	(3.4)	(13.3)	(13.2)
Unwind discount on deferred consideration	—	—	—	(0.2)
Restructuring charges	(1.1)	(1.6)	(8.9)	(25.9)
Impairment charge	—	—	—	0.2
Acquisition credit / (costs)	0.2	0.3	—	(1.4)
Other charges	(0.4)	0.2	(0.4)	(2.5)
Defined benefits pension gain	1.0	(0.4)	4.3	1.3
Interest expense, net	(1.5)	(1.0)	(5.0)	(4.4)
Provision for taxes	(1.3)	(3.2)	(6.9)	(7.6)
Net income	$6.6	$1.6	$20.8	$8.7

LUXFER HOLDINGS PLC
ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS (UNAUDITED)

	Fourth Quarter		Year-to-date
In millions except per share data	2020	2019	2020	2019
Net income	$6.6	$1.6	$20.8	$8.7
Accounting charges relating to acquisitions and disposals of businesses:
Unwind of discount on deferred consideration	—	—	—	0.2
Amortization on acquired intangibles	0.1	0.3	0.7	1.2
Acquisition and disposal related (gains) / costs	(0.2)	(0.3)	—	1.4
Defined benefit pension credit	(1.0)	0.4	(4.3)	(1.3)
Restructuring charges	1.1	1.6	8.9	25.9
Impairment charges	—	—	—	(0.2)
Other charges	0.4	(0.2)	0.4	2.5
Share-based compensation charges	0.7	0.5	2.8	4.5
Income tax on adjusted items	—	1.8	(0.4)	(2.0)
Adjusted net income	$7.7	$5.7	$28.9	$40.9

Adjusted earnings per ordinary share(1)
Diluted earnings per ordinary share	$0.24	$0.06	$0.74	$0.31
Impact of adjusted items	0.03	0.14	0.29	1.16
Adjusted diluted earnings per ordinary share	$0.27	$0.20	$1.03	$1.47
ADJUSTED EBITDA FROM CONTINUING OPERATIONS (UNAUDITED)

	Fourth Quarter		Year-to-date
In millions	2020	2019	2020	2019
Adjusted net income	$7.7	$5.7	$28.9	$40.9
Add back:
Income tax on adjusted items	—	(1.8)	0.4	2.0
Provision for income taxes	1.3	3.2	6.9	7.6
Net finance costs	1.5	1.0	5.0	4.4
Adjusted EBITA	$10.5	$8.1	$41.2	$54.9
Loss on disposal of PPE	0.1	0.2	0.1	0.2
Depreciation	3.2	3.1	12.6	12.0
Adjusted EBITDA	$13.8	$11.4	$53.9	$67.1
ADJUSTED EFFECTIVE TAX RATE FROM CONTINUING OPERATIONS (UNAUDITED)

	Fourth Quarter		Year-to-date
In millions	2020	2019	2020	2019
Adjusted net income	$7.7	$5.7	$28.9	$40.9
Add back:
Income tax on adjusted items	—	(1.8)	0.4	2.0
Provision for income taxes	1.3	3.2	6.9	7.6
Adjusted income before income taxes	$9.0	$7.1	$36.2	$50.5
Adjusted provision for income taxes	1.3	1.4	7.3	9.6
Adjusted effective tax rate	14.4%	19.7%	20.2%	19.0%

HISTORICAL SUPPLEMENTAL DATA ADJUSTED FOR
DISCONTINUED OPERATIONS (UNAUDITED)
Net Sales

	2020					2019
In millions	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Gas Cylinders segment	$37.2	$37.5	$32.3	$34.9	$141.9	$40.3	$39.6	$37.9	$35.7	$153.5
Elektron Segment	51.2	39.1	45.4	47.2	182.9	62.0	58.4	52.9	46.6	219.9
Net sales from continuing operations	88.4	76.6	77.7	82.1	324.8	102.3	98.0	90.8	82.3	373.4

Net sales from discontinued operations	15.4	12.9	12.7	12.2	53.2	18.1	18.5	16.3	17.2	70.1
	$103.8	$89.5	$90.4	$94.3	$378.0	$120.4	$116.5	$107.1	$99.5	$443.5

Adjusted EBITDA

	2020					2019
In millions	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Gas Cylinders segment	$4.2	$5.3	$7.1	$4.7	$21.3	$4.6	$7.3	$6.3	$4.1	$22.3
Elektron Segment	11.6	5.3	6.6	9.1	32.6	14.0	13.1	10.4	7.3	44.8
EBITDA from continuing operations	15.8	10.6	13.7	13.8	53.9	18.6	20.4	16.7	11.4	67.1

EBITDA from discontinued operations	(0.7)	(0.2)	0.5	0.9	0.5	(0.1)	(0.2)	0.0	1.3	1.0
	$15.1	$10.4	$14.2	$14.7	$54.4	$18.5	$20.2	$16.7	$12.7	$68.1

Adjusted earnings per Share(1)

	2020					2019
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Adjusted diluted earnings per ordinary share
From continuing operations	$0.34	$0.19	$0.24	$0.27	$1.03	$0.42	$0.47	$0.38	$0.20	$1.47

From discontinued operations	(0.04)	(0.02)	0.01	0.02	(0.03)	(0.02)	(0.03)	(0.02)	0.02	(0.04)
	$0.30	$0.17	$0.25	$0.29	$1.01	$0.40	$0.44	$0.36	$0.22	$1.43

(1) The calculation of adjusted earnings per share is performed separately for each quarter and for continuing and discontinued operations. As a result, the sum of the quarters and / or the sum of continuing and discontinued operations may not equal the earnings-per-share amount in total.

Disaggregated Net Sales

	2020					2019
In millions	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
General Industrial	$33.9	$24.5	$26.9	$26.6	$111.9	$38.9	$33.3	$34.2	$30.0	$136.4
Transportation	24.1	21.1	21.8	25.1	92.1	29.7	32.4	24.9	21.0	108.0
Defense, First Response and Healthcare	30.4	31.0	29.0	30.4	120.8	33.7	32.3	31.7	31.3	129.0
Total from Continuing Operations	$88.4	$76.6	$77.7	$82.1	$324.8	$102.3	$98.0	$90.8	$82.3	$373.4

Geographic Region Net Sales

	2020					2019
In millions	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
USA	$50.3	$41.2	$41.1	$40.4	$173.0	$52.7	$52.7	$48.2	$47.8	$201.4
U.K.	5.4	4.4	4.1	4.8	18.7	7.1	6.1	5.8	4.9	23.9
Germany	3.5	4.4	3.1	4.7	15.7	8.2	5.7	4.2	3.7	21.8
Italy	2.8	3.4	1.9	2.4	10.5	4.6	3.2	3.0	2.5	13.3
France	4.6	4.5	4.8	6.3	20.2	5.0	4.0	3.4	3.5	15.9
Top Five Countries	66.6	57.9	55.0	58.6	238.1	77.6	71.7	64.6	62.4	276.3
Rest of Europe	7.0	5.3	5.8	7.3	25.4	11.6	9.9	8.4	7.8	37.7
Asia	10.4	10.4	12.1	12.3	45.2	9.6	11.4	12.3	9.5	42.8
Other	4.4	3.0	4.8	3.9	16.1	3.5	5.0	5.5	2.6	16.6
Total from continuing operations	$88.4	$76.6	$77.7	$82.1	$324.8	$102.3	$98.0	$90.8	$82.3	$373.4